UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2007

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Exhibits

On April 30, 2007, the Company reported results for the first quarter ended March 31, 2007. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the ‘Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.0.1. Financial Statements and Exhibits

(c) Exhibits

The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press release dated April 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: April 30, 2007

By: /s/ Edward A. Stokx

Edward A. Stokx

Chief Financial Officer

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	April 30, 2007
Contact:	Mr. Edward A. Stokx

(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2007 and

Announces Increase in Quarterly Dividend

Glendale, California - PS Business Parks, Inc. (AMEX:PSB) reported operating results for the first quarter ended March 31, 2007.

Net income allocable to common shareholders for the three months ended March 31, 2007 was $5.9 million or $0.27 per diluted share on revenues of $65.3 million compared to $5.1 million or $0.23 per diluted share on revenues of $58.9 million for the same period in 2006.

Revenues increased $6.4 million for the three months ended March 31, 2007 driven primarily by $5.3 million from assets acquired during 2006 and 2007 and $1.1 million as a result of improved occupancy and rental rates within the Company’s Same Park portfolio. The increase in Same Park revenue of $1.1 million was partially reduced by the $1.8 million bankruptcy settlement received during the first quarter of 2006. Net income allocable to common shareholders for the three months ended March 31, 2007 increased over the same period of 2006 by $861,000 or $0.04 per diluted share resulting primarily from an increase in net operating income partially offset by an increase in interest expense and preferred equity distributions.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended March 31, 2007 and 2006 were $29.6 million, or $1.02 per diluted share, and $26.7 million, or $0.92 per diluted share, respectively. The increase in FFO was primarily due to an increase in net operating income partially offset by an increase in interest expense and preferred equity distributions.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1,

2006 are referred to as “Other Facilities.” For the three months ended March 31, 2007 and 2006, the Same Park portfolio constitutes 17.5 million net rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2006 through March 31, 2007, and represents approximately 90.0% of the total square footage of the Company’s portfolio for the three months ended March 31, 2007.

The following table presents the operating results of the Company’s properties for the three months ended March 31, 2007 and 2006 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For the Three Months Ended March 31,
	2007	2006	Change
Rental income:
Same Park (17.5 million rentable square feet) (1)	$ 58,782	$ 57,686	1.9%
Other facilities (1.9 million rentable square feet) (2)	6,342	1,068	493.8%
Total rental income	65,124	58,754	10.8%
Cost of operations:
Same Park	18,279	17,718	3.2%
Other facilities	2,160	228	847.4%
Total cost of operations	20,439	17,946	13.9%
Net operating income (3):
Same Park	40,503	39,968	1.3%
Other facilities	4,182	840	397.9%
Total net operating income	44,685	40,808	9.5%
Other income and expenses:
Facility management fees	183	149	22.8%
Interest and other income	1,801	2,000	(10.0%)
Interest expense	(1,107)	(513)	115.8%
Depreciation and amortization	(21,640)	(20,586)	5.1%
General and administrative	(1,702)	(1,650)	3.2%
Income from continuing operations before minority interest	$ 22,220	$ 20,208	10.0%
Same Park gross margin (4)	68.9%	69.3%	(0.6%)
Same Park weighted average for the period:
Occupancy	93.4%	92.7%	0.8%
Annualized realized rent per square foot (5)	$ 14.39	$ 14.23	1.1%

(1)	See above for a definition of Same Park.
(2)	Represents operating properties owned by the Company as of March 31, 2007 that are not included in Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing NOI by rental income.
(5)	Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended March 31, 2007.

Ratio of FFO to fixed charges (1)	40.6x
Ratio of FFO to fixed charges and preferred distributions (1)	2.9x
Debt and preferred equity to total market capitalization (based on common stock price of $70.52 at March 31, 2007)	30.2%
Available under line of credit at March 31, 2007	$100.0 million

(1)	Fixed charges include interest expense of $1.1 million.

Property Acquisitions

On March 27, 2007, the Company acquired Commerce Campus, a 251,000 square foot multi-tenant office and flex business park located in Santa Clara, California, for $39.1 million, including transaction costs. The park, which was 79.8% leased at the time of acquisition, has 73 tenants in 11 separate one and two story buildings.

On February 16, 2007, the Company acquired Overlake Business Center, a 493,000 square foot multi-tenant office and flex business park located in Redmond, Washington, for $76.0 million, including transaction costs. The park, which was 90.0% leased at the time of acquisition, has 171 tenants in 27 separate one and two story buildings.

Preferred Equity Transactions

On March 12, 2007, the Company completed a private placement of $12.0 million of preferred units through its operating partnership. The 6.550% Series Q Cumulative Redeemable Preferred Units are non-callable for five years and have no mandatory redemption.

On January 17, 2007, the Company issued 5,750,000 depositary shares, each representing 1/1,000 of a share of the 6.700% Cumulative Preferred Stock, Series P, at $25.00 per depositary share for gross proceeds of $143.8 million.

Proceeds from these issuances were and will continue to be used to fund property acquisitions and for general corporate purposes.

On January 29, 2007, the Company redeemed its 8.750% Series F Cumulative Preferred Stock at its par value of $50.0 million.

Distributions

Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share, an increase of 51.7%, from $0.29 per common share. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 29, 2007 to shareholders of record on June 14, 2007.

Series	Dividend Rate	Dividend Declared
Series H	7.000%	$ 0.437500
Series I	6.875%	$ 0.429688
Series K	7.950%	$ 0.496875
Series L	7.600%	$ 0.475000
Series M	7.200%	$ 0.450000
Series O	7.375%	$ 0.460938
Series P	6.700%	$ 0.418750

Director Retirement

Effective April 30, 2007, Vern O. Curtis retired as a director of the Company. Mr. Curtis has served as a director for the Company since its inception in 1990.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2007, PSB wholly owned approximately 19.4 million rentable square feet with approximately 3,800 customers located in eight states, concentrated in California (5.8 million sq. ft.), Florida (3.6 million sq. ft.), Virginia (2.9 million sq. ft.), Texas (2.8 million sq. ft.), Maryland (1.8 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations;

the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, May 1, 2007, at 10:00 a.m. (PDT) to discuss the first quarter results. The toll free number is 1-800-399-4409; the conference ID is 5422443. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 8, 2007 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

SELECTED FINANCIAL DATA

(Unaudited, in thousands)

	At March 31, 2007	At December 31, 2006
Balance Sheet Data:
Cash and cash equivalents	$66,374	$66,282
Real estate facilities, before accumulated depreciation	$1,918,026	$1,793,219
Total assets	$1,562,251	$1,462,864
Total debt	$61,716	$67,048
Preferred stock called for redemption	$—	$50,000
Minority interest – common units	$164,196	$165,469
Minority interest – preferred units	$94,750	$82,750
Perpetual preferred stock	$716,250	$572,500
Common shareholders’ equity	$479,318	$482,703

Total common shares outstanding at period end	21,326	21,311
Total common shares outstanding at period end, assuming conversion of all Operating Partnership units into common stock	28,631	28,616

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2007	2006

Revenues:
Rental income	$ 65,124	$ 58,754
Facility management fees	183	149
Total operating revenues	65,307	58,903
Expenses:
Cost of operations	20,439	17,946
Depreciation and amortization	21,640	20,586
General and administrative	1,702	1,650
Total operating expenses	43,781	40,182
Other income and expenses:
Interest and other income	1,801	2,000
Interest expense	(1,107)	(513)
Total other income and expenses	694	1,487
Income from continuing operations before minority interests	22,220	20,208
Minority interests in continuing operations:
Minority interest in income – preferred units	(1,599)	(2,781)
Minority interest in income – common units	(2,030)	(1,568)
Total minority interests in continuing operations	(3,629)	(4,349)
Income from continuing operations	18,591	15,859
Discontinued operations:
Loss from discontinued operations	—	(97)
Gain on disposition of real estate	—	711
Minority interest in income attributable to discontinued operations – common units	—	(156)
Income from discontinued operations	—	458

Net income	18,591	16,317
Net income allocable to preferred shareholders:
Preferred stock distributions	12,668	11,255

Net income allocable to common shareholders	$ 5,923	$ 5,062
Net income per common share – basic:
Continuing operations	$ 0.28	$ 0.21
Discontinued operations	$ —	$ 0.02
Net income	$ 0.28	$ 0.24

Net income per common share – diluted:
Continuing operations	$ 0.27	$ 0.21
Discontinued operations	$ —	$ 0.02
Net income	$ 0.27	$ 0.23
Weighted average common shares outstanding:
Basic	21,316	21,437
Diluted	21,690	21,708

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2007	2006

Computation of Diluted Funds From Operations per Common Share (“FFO”) (1):

Net income allocable to common shareholders	$ 5,923	$ 5,062
Adjustments:
Gain on disposition of real estate	—	(711)
Depreciation and amortization	21,640	20,612
Minority interest in income – common units	2,030	1,724
FFO allocable to common shareholders/unit holders	$ 29,593	$ 26,687

Weighted average common shares outstanding	21,316	21,437
Weighted average common OP units outstanding	7,305	7,305
Weighted average common stock equivalents outstanding	374	271
Weighted average common shares and OP units for purposes of computing fully-diluted FFO per common share	28,995	29,013

Diluted FFO per common share equivalent	$ 1.02	$ 0.92

Computation of Funds Available for Distribution (“FAD”) (2):

FFO allocable to common shareholders/unit holders	$ 29,593	$ 26,687

Adjustments:
Capital improvements	(1,822)	(1,004)
Tenant improvements	(4,439)	(3,543)
Lease commissions	(1,034)	(511)
Straight-line rent	(208)	(589)
Stock-compensation expense	638	526
In-place lease adjustment	27	53
Lease incentives, net of tenant improvement reimbursements	58	130
FAD	$ 22,813	$ 21,749

Distributions to common shareholders/unit holders	$ 8,302	$ 8,308

Distribution payout ratio	36.4%	38.2%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and extraordinary items.  FFO should be analyzed in conjunction with net income.  However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.  Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital expenditures, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, capitalized leasing commissions and straight-line rent from FFO and adding stock-based compensation expense, amortization of lease incentives, in-place rents adjustment and the impact of EITF Topic D-42. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.